Exhibit 99.1
3M Reports Second Quarter 2023 Results
Proactive Initiatives Drive Strong Quarterly Financial Results; Raises Full-Year Adjusted EPS Guidance
ST. PAUL, Minn. – July 25, 2023 − 3M (NYSE: MMM) today reported second quarter 2023 results.
“In the second quarter, the actions we took to strengthen our supply chain and restructure the company led to improved service for customers, reduced costs across 3M, and better than expected margins and cash flow," said Mike Roman, 3M chairman and chief executive officer. “As we execute our strategy, we are positioning 3M for long-term performance, including progressing the planned spin of our Health Care business and addressing a significant portion of PFAS litigation.”
Second Quarter Highlights:

	Q2 2023	Q2 2022
GAAP earnings (loss) per share	$(12.35)	$0.14
Special items:
Impact of public water systems (PWS) settlement	14.19	—
Other net costs for significant litigation	0.24	2.34
Other special items, net	0.09	(0.03)
Adjusted EPS	$2.17	$2.45

Memo:
GAAP operating income (loss) margin	(107.6)%	1.3%
Adjusted operating income margin	19.3%	21.6%
•GAAP loss per share of $12.35 and operating margin of minus 107.6% include the previously announced proposed settlement agreement with PWS in the United States regarding PFAS resulting in a pre-tax charge of $10.3 billion payable over 13 years, negatively impacting earnings per share by $14.19.
•Adjusted earnings per share of $2.17 includes pre-tax restructuring charges of $212 million, or negative $0.31 per share.
•Adjusted operating income margin of 19.3% includes a 2.7 percentage point headwind from pre-tax restructuring charges.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$8,325	$7,993
Sales change
Total sales	(4.3)%	(4.7)%
Components of sales change:
Organic sales[1]	(2.2)%	(2.5)%
Acquisitions/divestitures	(1.2)%	(1.3)%
Translation	(0.9)%	(0.9)%
Adjusted sales excludes manufactured PFAS products.
[1]Above adjusted organic sales decline includes a 1.7 percentage point headwind from the decline in disposable respirator demand.
•Sales of $8.3 billion, down 4.3 percent year-on-year, with organic sales decline of 2.2 percent year-on-year.
•Adjusted sales of $8.0 billion, down 4.7 percent year-on-year with adjusted organic sales decline of 2.5 percent year-on-year.
•Operating cash flow of $1.5 billion, up 34 percent year-on-year; adjusted free cash flow of $1.5 billion, up 44 percent year-on-year.
•3M returned $828 million to shareholders via dividends.
The above includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Full-Year 2023 Outlook
Given the company’s strong operational execution and cost discipline, 3M raises its full-year adjusted EPS2 expectations for 2023 to $8.60 to $9.10 vs. $8.50 to $9.00 prior.
Adjusted total sales growth2 in the range of -5 to -1 percent, reflecting adjusted organic sales growth of -3 percent to flat, which remains unchanged.
Adjusted operating cash flow2 of $5.9 to $6.3 billion is contributing to 90% to 100% adjusted free cash flow conversion2,which is also unchanged.
2As further discussed at 6 within the "Supplemental Financial Information Non-GAAP Measures" section, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
3M Resolves Claims by PWS in the United States
On June 22, 2023, 3M issued a press release announcing a proposed settlement agreement with PWS in the United States regarding PFAS. As a result of this agreement, 3M recorded a pre-tax charge of $10.3 billion in the second quarter of 2023. The charge reflects the present value of the expected $12.5 billion nominal value of 3M’s payments over 13 years under the agreement.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 22024175). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on August 1, 2023.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) risks related to the proposed class-action settlement (“Settlement”) to resolve claims by public water systems in the United States regarding PFAS, including whether court approval of the Settlement will be obtained, whether the number of plaintiffs that opt out of the Settlement will exceed current expectations or will exceed the level that would permit 3M to terminate the Settlement (and whether 3M will elect to terminate the Settlement if this occurs), whether the Settlement is appealed, the timing and amount of payments made under the Settlement, and the impact of the settlement on other PFAS-related matters; (6) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (7) competitive conditions and customer preferences; (8) the timing and market acceptance of new product and service offerings; (9) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (10) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (11) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (12) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (13) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (14) the Company's credit ratings and its cost of capital; (15) tax-related external conditions, including changes in tax rates, laws or regulations; (16) matters relating to the proposed spin-off of the Company’s Health Care business; and (17) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Millions, except per-share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net sales	$8,325	$8,702	$16,356	$17,531

Operating expenses
Cost of sales	4,606	5,093	9,219	9,919
Selling, general and administrative expenses	12,204	3,023	13,909	4,905
Research, development and related expenses	473	476	945	956
Total operating expenses	17,283	8,592	24,073	15,780
Operating income (loss)	(8,958)	110	(7,717)	1,751

Other expense (income), net	65	50	117	88

Income (loss) before income taxes	(9,023)	60	(7,834)	1,663
Provision (benefit) for income taxes	(2,184)	(23)	(1,974)	279
Income (loss) of consolidated group	(6,839)	83	(5,860)	1,384

Income (loss) from unconsolidated subsidiaries, net of taxes	3	(1)	5	1
Net income (loss) including noncontrolling interest	(6,836)	82	(5,855)	1,385

Less: Net income (loss) attributable to noncontrolling interest	5	4	10	8

Net income (loss) attributable to 3M	$(6,841)	$78	$(5,865)	$1,377

Weighted average 3M common shares outstanding – basic	553.9	571.0	553.3	571.6
Earnings (loss) per share attributable to 3M common shareholders — basic	$(12.35)	$0.14	$(10.60)	$2.41

Weighted average 3M common shares outstanding – diluted	553.9	572.7	553.3	573.8
Earnings (loss) per share attributable to 3M common shareholders — diluted	$(12.35)	$0.14	$(10.60)	$2.40

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$4,258	$3,655
Marketable securities – current	56	238
Accounts receivable – net	4,947	4,532
Inventories	5,280	5,372
Prepaids	674	435
Other current assets	539	456
Total current assets	15,754	14,688
Property, plant and equipment – net	9,211	9,178
Operating lease right of use assets	812	829
Goodwill and intangible assets – net	17,339	17,489
Other assets	5,764	4,271
Total assets	$48,880	$46,455
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$3,033	$1,938
Accounts payable	3,231	3,183
Accrued payroll	785	692
Accrued income taxes	172	259
Operating lease liabilities – current	244	261
Other current liabilities	3,471	3,190
Total current liabilities	10,936	9,523
Long-term debt	12,954	14,001
Other liabilities	17,133	8,161
Total liabilities	41,023	31,685
Total equity	7,857	14,770
Shares outstanding
June 30, 2023: 551,992,430
December 31, 2022: 549,245,105
Total liabilities and equity	$48,880	$46,455

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Six months ended June 30,
	2023	2022
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$2,784	$2,138

Cash flows from investing activities:
Purchases of property, plant and equipment	(852)	(808)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	170	(62)
Proceeds from sale of businesses, net of cash sold	3	13
Other investing activities	60	43

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(619)	(814)

Cash flows from financing activities:
Change in debt	(44)	(834)
Purchases of treasury stock	(29)	(773)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	218	227
Dividends paid to shareholders	(1,655)	(1,700)
Other financing activities	(9)	(22)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,519)	(3,102)

Effect of exchange rate changes on cash and cash equivalents	(43)	(64)

Net increase (decrease) in cash and cash equivalents	603	(1,842)
Cash and cash equivalents at beginning of year	3,655	4,564
Cash and cash equivalents at end of period	$4,258	$2,722

3M Company and Subsidiaries
SALES CHANGE ANALYSIS3
(Unaudited)

	Three months ended June 30, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.1%	(8.1)%	0.3%	(2.2)%
Acquisitions	0.2	—	—	0.1
Divestitures	(1.6)	(1.0)	(0.8)	(1.3)
Translation	(0.2)	(3.7)	1.1	(0.9)
Total sales change	(1.5)%	(12.8)%	0.6%	(4.3)%

	Six months ended June 30, 2023
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	0.6%	(11.7)%	(2.2)%	(3.6)%
Acquisitions	0.1	—	—	0.1
Divestitures	(1.6)	(1.0)	(0.9)	(1.3)
Translation	(0.3)	(4.6)	(2.0)	(1.9)
Total sales change	(1.2)%	(17.3)%	(5.1)%	(6.7)%

	Three months ended June 30, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(4.6)%	—%	—%	(0.9)%	(5.5)%
Transportation and Electronics	(1.3)	0.5	(1.3)	(1.3)	(3.4)
Health Care	0.1	—	(4.1)	(0.8)	(4.8)
Consumer	(2.2)	—	—	(0.5)	(2.7)
Total Company	(2.2)	0.1	(1.3)	(0.9)	(4.3)

	Six months ended June 30, 2023
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(5.3)%	—%	—%	(1.9)%	(7.2)%
Transportation and Electronics	(4.7)	0.2	(1.1)	(2.4)	(8.0)
Health Care	0.8	—	(4.2)	(1.8)	(5.2)
Consumer	(4.5)	—	(0.1)	(1.2)	(5.8)
Total Company	(3.6)	0.1	(1.3)	(1.9)	(6.7)
3Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income (loss) before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2023, the measure of segment operating performance and segment composition used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income (loss)) was updated. The change to business segment operating income (loss) aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Reflecting gains/losses from sale of property, plant and equipment (PPE) and other assets within Corporate and Unallocated Change
3M updated its business segment operating performance measure to reflect all gains/losses from sales of PPE and other assets within Corporate and Unallocated. Previously, certain of these gains/losses were included in 3M’s business segments’ operating performance.
Movement of certain businesses between segments
The businesses associated with two groups of products (each with approximately $25 million in sales) were realigned with one moving from the Consumer business segment to the Health Care business segment and the other moving from the Health Care business segment to the Consumer business segment.
Also effective in the first quarter of 2023, the Consumer business segment re-aligned from four divisions to the following three divisions: Home, Health and Auto Care; Construction and Home Improvement Markets; and Stationery and Office.

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
NET SALES
(Millions)	2023	2022	2023	2022
Safety and Industrial	$2,765	$2,924	$5,544	$5,975
Transportation and Electronics	2,191	2,268	4,241	4,608
Health Care	2,075	2,179	4,085	4,307
Consumer	1,293	1,330	2,485	2,639
Corporate and Unallocated	1	1	1	2
Total Company	$8,325	$8,702	$16,356	$17,531

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended June 30,		Six months ended June 30,
OPERATING INCOME (LOSS)
(Millions)	2023	2022	2023	2022
Safety and Industrial	$534	$(707)	$1,135	$(80)
Transportation and Electronics	410	475	704	939
Health Care	411	492	771	937
Consumer	235	248	414	467
Total business segment operating income (loss)	1,590	508	3,024	2,263
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(10,357)	(379)	(10,439)	(566)
Divestiture costs	(125)	—	(227)	—
Russia exit (charges) benefits	18	—	18	—
Total corporate special items	(10,464)	(379)	(10,648)	(566)
Other corporate expense - net	(84)	(19)	(93)	54
Total Corporate and Unallocated	(10,548)	(398)	(10,741)	(512)
Total Company operating income (loss)	(8,958)	110	(7,717)	1,751

Other expense/(income), net	65	50	117	88
Income (loss) before income taxes	$(9,023)	$60	$(7,834)	$1,663
Corporate and Unallocated
Corporate and Unallocated operating income (loss) includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023) costs associated with the Aearo portion of respirator mask/asbestos matters were also included in corporate special items. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were not included in the Corporate net costs for significant litigation special item, instead being reflected in the Safety and Industrial business segment. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs/benefits. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, gains/losses from sales of PPE and other assets, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from transition supply, manufacturing, and service arrangements with Neogen Corporation following the 2022 split-off of 3M's Food Safety business. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
In 2023, 3M changed certain of its non-GAAP measures by adjusting for the results of manufactured PFAS products in arriving at results, adjusted for special items. In the fourth quarter of 2022, 3M recorded a charge for PFAS manufacturing exit costs and included it as an adjustment in arriving at results, adjusted for special items. The 2023 non-GAAP measure change involved expanding the extent of adjustment to include the sales and estimates of income (including exit costs) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025. This change also impacts other non-GAAP measures such as adjusted free cash flow, adjusted free cash flow conversion and adjusted EBITDA to similarly include relevant special item adjustments for manufactured PFAS products. The information herein reflects the impacts of these changes for all periods presented.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Income (loss) before taxes
•Provision for income taxes and effective tax rate
•Net income (loss)
•Earnings (loss) per share

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.
The term "N/M" used herein references "not meaningful" for certain percent changes.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended June 30, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$(707)	(24.2)%
Adjustments for special items:
Net costs for significant litigation		1,337
Total special items		1,337
Adjusted amounts (non-GAAP measures)[4]		$630	21.5%
Transportation and Electronics
GAAP amounts	$2,268	$475	21.0%
Adjustments for special items:
Manufactured PFAS products	(318)	(20)
Total special items	(318)	(20)
Adjusted amounts (non-GAAP measures)[4]	$1,950	$455	23.4%
Total Company
GAAP amounts	$8,702	$110	1.3%	$60	$(23)	(38.3)%	$78	$0.14
Adjustments for special items:
Net costs for significant litigation	—	1,716		1,716	374		1,342	2.34
Manufactured PFAS products	(318)	(20)		(20)	(6)		(14)	(0.03)
Total special items	(318)	1,696		1,696	368		1,328	2.31
Adjusted amounts (non-GAAP measures)[4]	$8,384	$1,806	21.6%	$1,756	$345	19.8%	$1,406	$2.45

	Three months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$534	19.3%
Adjustments for special items:
Net costs for significant litigation			80
Total special items			80
Adjusted amounts (non-GAAP measures)[4]			$614	22.2%
Transportation and Electronics
GAAP amounts	$2,191	(3.4)%	$410	18.7%
Adjustments for special items:
Manufactured PFAS products	(332)		(41)
Total special items	(332)		(41)
Adjusted amounts (non-GAAP measures)[4]	$1,859	(4.7)%	$369	19.8%
Total Company
GAAP amounts	$8,325	(4.3)%	$(8,958)	(107.6)%	$(9,023)	$(2,184)	24.2%	$(6,841)	$(12.35)	N/M
Adjustments for special items:
Net costs for significant litigation[5]	—		10,437		10,449	2,457		7,992	14.43
Manufactured PFAS products	(332)		(41)		(41)	(10)		(31)	(0.06)
Russia exit charges (benefits)	—		(18)		(18)	3		(21)	(0.04)
Divestiture costs	—		125		125	20		105	0.19
Total special items	(332)		10,503		10,515	2,470		8,045	14.52
Adjusted amounts (non-GAAP measures)[4]	$7,993	(4.7)%	$1,545	19.3%	$1,492	$286	19.1%	$1,204	$2.17	(12)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Six months ended June 30, 2022
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$(80)	(1.3)%
Adjustments for special items:
Net costs for significant litigation		1,400
Total special items		1,400
Adjusted amounts (non-GAAP measures)[4]		$1,320	22.1%
Transportation and Electronics
GAAP amounts	$4,608	$939	20.4%
Adjustments for special items:
Manufactured PFAS products	(638)	(36)
Total special items	(638)	(36)
Adjusted amounts (non-GAAP measures)[4]	$3,970	$903	22.8%
Total Company
GAAP amounts	$17,531	$1,751	10.0%	$1,663	$279	16.8%	$1,377	$2.40
Adjustments for special items:
Net costs for significant litigation	—	1,966		1,966	399		1,567	2.73
Manufactured PFAS products	(638)	(36)		(36)	(10)		(26)	(0.05)
Total special items	(638)	1,930		1,930	389		1,541	2.68
Adjusted amounts (non-GAAP measures)[4]	$16,893	$3,681	21.8%	$3,593	$668	18.6%	$2,918	$5.08

	Six months ended June 30, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$1,135	20.5%
Adjustments for special items:
Net costs for significant litigation			41
Total special items			41
Adjusted amounts (non-GAAP measures)[4]			$1,176	21.2%
Transportation and Electronics
GAAP amounts	$4,241	(8.0)%	$704	16.6%
Adjustments for special items:
Manufactured PFAS products	(677)		(51)
Total special items	(677)		(51)
Adjusted amounts (non-GAAP measures)[4]	$3,564	(10.2)%	$653	18.3%
Total Company
GAAP amounts	$16,356	(6.7)%	$(7,717)	(47.2)%	$(7,834)	$(1,974)	25.2%	$(5,865)	$(10.60)	N/M
Adjustments for special items:
Net costs for significant litigation[5]	—		10,480		10,492	2,464		8,028	14.51
Manufactured PFAS products	(677)		(51)		(51)	(13)		(38)	(0.07)
Russia exit charges (benefits)	—		(18)		(18)	3		(21)	(0.04)
Divestiture costs	—		227		227	40		187	0.34
Total special items	(677)		10,638		10,650	2,494		8,156	14.74
Adjusted amounts (non-GAAP measures)[4]	$15,679	(7.2)%	$2,921	18.6%	$2,816	$520	18.5%	$2,291	$4.14	(19)%
4These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.
5For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Full year 2023 forecast
2023 adjusted earnings per share (non-GAAP measure)[4,6]	$8.60	to	$9.10
2023 adjusted effective tax rate (non-GAAP measure)[4,6]	18%	to	19%
63M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; Russia exit charges/benefits, divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended June 30, 2023
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(2.2)%	0.1%	(1.3)%	(0.9)%	(4.3)%
Remove manufactured PFAS products special item impact	(0.3)	—	(0.1)	—	(0.4)
Adjusted total Company (non-GAAP measures)[4]	(2.5)%	0.1%	(1.4)%	(0.9)%	(4.7)%

Transportation and Electronics	(1.3)%	0.5%	(1.3)%	(1.3)%	(3.4)%
Remove manufactured PFAS products special item impact	(1.1)	0.1	(0.2)	(0.1)	(1.3)
Adjusted Transportation and Electronics (non-GAAP measures)[4]	(2.4)%	0.6%	(1.5)%	(1.4)%	(4.7)%

By Geographic Area
Americas	0.1%	0.2%	(1.6)%	(0.2)%	(1.5)%
Remove manufactured PFAS products special item impact	(0.3)	—	(0.1)	—	(0.4)
Adjusted Americas (non-GAAP measures)[4]	(0.2)%	0.2%	(1.7)%	(0.2)%	(1.9)%

Asia Pacific	(8.1)%	—%	(1.0)%	(3.7)%	(12.8)%
Remove manufactured PFAS products special item impact	(0.3)	—	(0.1)	0.1	(0.3)
Adjusted Asia Pacific (non-GAAP measures)[4]	(8.4)%	—%	(1.1)%	(3.6)%	(13.1)%

Europe, Middle East & Africa	0.3%	—%	(0.8)%	1.1%	0.6%
Remove manufactured PFAS products special item impact	(0.8)	—	—	—	(0.8)
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(0.5)%	—%	(0.8)%	1.1%	(0.2)%

	Six months ended June 30, 2023
Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(3.6)%	0.1%	(1.3)%	(1.9)%	(6.7)%
Remove manufactured PFAS products special item impact	(0.5)	—	(0.1)	0.1	(0.5)
Adjusted total Company (non-GAAP measures)	(4.1)%	0.1%	(1.4)%	(1.8)%	(7.2)%

Transportation and Electronics	(4.7)%	0.2%	(1.1)%	(2.4)%	(8.0)%
Remove manufactured PFAS products special item impact	(2.3)	0.1	(0.2)	0.2	(2.2)
Adjusted Transportation and Electronics (non-GAAP measures)	(7.0)%	0.3%	(1.3)%	(2.2)%	(10.2)%

By Geographic Area
Americas	0.6%	0.1%	(1.6)%	(0.3)%	(1.2)%
Remove manufactured PFAS products special item impact	(0.5)	—	(0.1)	—	(0.6)
Adjusted Americas (non-GAAP measures)[4]	0.1%	0.1%	(1.7)%	(0.3)%	(1.8)%

Asia Pacific	(11.7)%	—%	(1.0)%	(4.6)%	(17.3)%
Remove manufactured PFAS products special item impact	(1.1)	—	(0.1)	0.1	(1.1)
Adjusted Asia Pacific (non-GAAP measures)[4]	(12.8)%	—%	(1.1)%	(4.5)%	(18.4)%

Europe, Middle East & Africa	(2.2)%	—%	(0.9)%	(2.0)%	(5.1)%
Remove manufactured PFAS products special item impact	—	—	—	(0.1)	(0.1)
Adjusted Europe, Middle East & Africa (non-GAAP measures)[4]	(2.2)%	—%	(0.9)%	(2.1)%	(5.2)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Full-Year 2023 Forecast
Worldwide Sales Change[3]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[6]	(3)% to flat %	—%	(1)%	(1)% to flat %	(5)% to (1)%
Remove manufactured PFAS products impact[6]	—%	—%	—%	—%	—%
Adjusted total Company (non-GAAP measures)[4,6]	(3)% to flat %	—%	(1)%	(1)% to flat %	(5)% to (1)%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended June 30,		Six months ended June 30,
Major GAAP Cash Flow Categories (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,509	$1,127	$2,784	$2,138
Net cash provided by (used in) investing activities	(233)	(551)	(619)	(814)
Net cash provided by (used in) financing activities	(803)	(1,048)	(1,519)	(3,102)

	Three months ended June 30,		Six months ended June 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$1,509	$1,127	$2,784	$2,138
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	101	160	159	288
Divestiture costs after-tax payment impacts	74	—	117	—
Divestiture-related restructuring after-tax payment impacts	5	—	7	—
Russia exit charges after-tax payment impacts	—	—	—	—
TCJA transition tax payment	126	68	126	68
Manufactured PFAS products impact	(24)	3	(11)	14
Total adjustments for special items	282	231	398	370
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[7]	$1,791	$1,358	3,182	2,508
Purchases of property, plant and equipment (PPE)	(377)	(384)	(852)	(808)
Manufactured PFAS products impact - removing related purchases of PPE	49	44	79	81
Adjusted purchases of PPE (non-GAAP measure)[7]	$(328)	$(340)	$(773)	$(727)
Adjusted free cash flow (non-GAAP measure)[7]	$1,463	$1,018	$2,409	$1,781

Adjusted net income (loss) attributable to 3M (non-GAAP measure)[4]	$1,204	$1,406	$2,291	$2,918
Adjusted free cash flow conversion (non-GAAP measure)[7]	122%	72%	105%	61%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in billions)	Full year 2023 forecast
Net cash provided by (used in) operating activities[6]	$5.9 to $6.3
Adjustments for special items[6]	—
Adjusted net cash provided by (used in) operating activities	$5.9 to $6.3
Purchase of property, plant and equipment (PPE)	($1.5 to $1.8)
Manufactured PFAS products impact — removing related purchases of PPE	~$0.2
Adjusted purchases of PPE (non-GAAP measure)[7]	($1.3 to $1.6)
Adjusted free cash flow[6,7]	$4.3 to $5.0

Net income (loss) attributable to 3M6	$4.8 to $5.0
Adjustments for special items[6]	—
Adjusted net income (loss) attributable to 3M4,6	$4.8 to $5.0
Adjusted free cash flow conversion[6,7]	90% to 100%
73M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure)[8]				Adjusted EBITDA margin (non-GAAP measure)[8]
	Three months ended June 30,		Six months ended June 30,		Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2023	2022	2023	2022	2023	2022	2023	2022
Safety and Industrial	$746	$774	$1,442	$1,608	27.0%	26.5%	26.0%	26.9%
Transportation and Electronics	446	542	807	1,074	23.9%	27.8%	22.6%	27.0%
Health Care	561	646	1,071	1,247	27.1%	29.7%	26.2%	29.0%
Consumer	273	285	490	541	21.1%	21.5%	19.7%	20.5%
Corporate and Unallocated	(63)	6	(34)	100
Total Company	$1,963	$2,253	$3,776	$4,570	24.5%	26.9%	24.1%	27.1%

	Three months ended June 30,		Six months ended June 30,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2023	2022	2023	2022
Adjusted net sales (non-GAAP measure)[4]	$7,993	$8,384	$15,679	$16,893

Net income (loss) attributable to 3M	(6,841)	78	(5,865)	1,377
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	5	4	10	8
(Income)/loss from unconsolidated subsidiaries, net of taxes	(3)	1	(5)	(1)
Provision for income taxes	(2,184)	(23)	(1,974)	279
Other expense/(income):
Interest (Income)/expense	96	117	179	222
Pension & OPEB non-service cost (benefit)	(31)	(67)	(62)	(134)
Depreciation and amortization (DA) expense	449	462	915	921
Adjustments for special items:
Net costs for significant litigation	10,437	1,716	10,480	1,966
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	(41)	(20)	(51)	(36)
Subtract PFAS-related amount included in DA above	(31)	(15)	(60)	(32)
Russia exit charges (benefits)	(18)	—	(18)	—
Divestiture costs	125	—	227	—
Total special items	10,472	1,681	10,578	1,898
Adjusted EBITDA (non-GAAP measure)[8]	$1,963	$2,253	$3,776	$4,570
Adjusted EBITDA margin (non-GAAP measure)[8]	24.5%	26.9%	24.1%	27.1%
83M defines adjusted EBITDA as net income (loss) attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest,    (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$2,765	$1,859	$2,075	$1,293	$1	$7,993
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$614	$369	$411	$235	$(84)	$1,545
Add/(subtract):
Add depreciation and amortization (DA) expense	132	108	150	38	21	449
Subtract PFAS-related amount included in DA above	—	(31)	—	—	—	(31)
Adjusted EBITDA (non-GAAP measure)[8]	$746	$446	$561	$273	$(63)	$1,963
Adjusted EBITDA margin (non-GAAP measure)[8]	27.0%	23.9%	27.1%	21.1%		24.5%

Adjusted EBITDA (non-GAAP measure) Three months ended June 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$2,924	$1,950	$2,179	$1,330	$1	$8,384
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$630	$455	$492	$248	$(19)	$1,806
Add/(subtract):
Add depreciation and amortization (DA) expense	144	102	154	37	25	462
Subtract PFAS-related amount included in DA above	—	(15)	—	—	—	(15)
Adjusted EBITDA (non-GAAP measure)[8]	$774	$542	$646	$285	$6	$2,253
Adjusted EBITDA margin (non-GAAP measure)[8]	26.5%	27.8%	29.7%	21.5%		26.9%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$5,544	$3,564	$4,085	$2,485	$1	$15,679
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,176	$653	$771	$414	$(93)	$2,921
Add/(subtract):
Add depreciation and amortization (DA) expense	266	214	300	76	59	915
Subtract PFAS-related amount included in DA above	—	(60)	—	—	—	(60)
Adjusted EBITDA (non-GAAP measure)[8]	$1,442	$807	$1,071	$490	$(34)	$3,776
Adjusted EBITDA margin (non-GAAP measure)[8]	26.0%	22.6%	26.2%	19.7%		24.1%

Adjusted EBITDA (non-GAAP measure) Six months ended June 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[4]	$5,975	$3,970	$4,307	$2,639	$2	$16,893
Business segment operating income (measure of segment operating performance), adjusted for special items (non-GAAP measure)[4]	$1,320	$903	$937	$467	$54	$3,681
Add/(subtract):
Add depreciation and amortization (DA) expense	288	203	310	74	46	921
Subtract PFAS-related amount included in DA above	—	(32)	—	—	—	(32)
Adjusted EBITDA (non-GAAP measure)[8]	$1,608	$1,074	$1,247	$541	$100	$4,570
Adjusted EBITDA margin (non-GAAP measure)[8]	26.9%	27.0%	29.0%	20.5%		27.1%
Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	June 30, 2023	December 31, 2022
Total debt	$15,987	$15,939
Less: Cash, cash equivalents and marketable securities	4,337	3,916
Net debt (non-GAAP measure)[9]	$11,650	$12,023
9The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on contractual settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In the second quarter of 2023 and 2022, 3M made payments of approximately $129 million and $202 million, respectively, related to net costs for significant litigation. In the first six months of 2023 and 2022, 3M made payments of approximately $202 million and $363 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the second quarter and first six months of 2023, 3M made payments of approximately $94 million and $148 million, respectively, associated with divestiture costs.
Russia exit charges/benefits:
•    In the second quarter of 2023, 3M recorded a gain on final disposal of net assets in Russia. Previously, in the third quarter of 2022, 3M recorded a charge primarily related to impairment of these assets in connection with management's committed exit and disposal plan.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the second quarter of 2023, 3M made payments of approximately $5 million, associated with divestiture-related restructuring actions. In the first six months of 2023 and 2022, 3M made payments of approximately $8 million and $1 million, respectively, associated with divestiture-related restructuring actions.
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the first six months of 2023 and 2022, 3M made payments of approximately $126 million and $68 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, and certain changes in working capital.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news or on Twitter at @3M or @3MNews.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com